ARTICLES SUPPLEMENTARY


            DREYFUS INVESTMENT GRADE BOND FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
            FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is four billion, seven hundred million (4,700,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of four million, seven hundred thousand dollars ($4,700,000).

            SECOND: Nine hundred million (900,000,000) shares of the Corporation's authorized Common Stock are classified as shares of Dreyfus Premier Yield Advantage Fund (hereinafter called the "Fund"), which currently are designated as follows: one hundred million (100,000,000) Class A shares, one hundred million (100,000,000) Class B shares, five hundred million (500,000,000) Class D shares, one hundred million (100,000,000) Class P shares and one hundred million (100,000,000) Class S shares.

            THIRD: In order to increase the Fund's shares currently designated as Class P shares, The Corporation hereby reclassifies fifty million (50,000,000) of the Fund's unissued Class B shares and fifty million (50,000,000) of the Fund's unissued Class S shares as Class P shares of the Fund, such that the Fund's shares of Common Stock will be classified as follows: one hundred million (100,000,000) Class A shares, fifty million (50,000,000) Class B shares, five hundred million (500,000,000) Class D shares, two hundred million (200,000,000) Class P shares and fifty million (50,000,000) Class S shares.

            FOURTH: Immediately before the reclassification of shares as set forth in Article THIRD hereof, the Corporation was authorized to issue four billion, seven hundred million (4,700,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of four million, seven hundred thousand dollars ($4,700,000), classified as follows:

                                                                      SHARES
                                                                    AUTHORIZED
FUND/CLASS (IF APPLICABLE)

Dreyfus Intermediate Term Income Fund/Investor shares              500,000,000
Dreyfus Intermediate Term Income Fund/Institutional shares         500,000,000
Dreyfus Premier Short Term Income Fund/Class D shares              500,000,000
Dreyfus Premier Short Term Income Fund/Class A shares              100,000,000
Dreyfus Premier Short Term Income Fund/Class B shares              100,000,000
Dreyfus Premier Short Term Income Fund/Class P shares              100,000,000
Dreyfus Premier Yield Advantage Fund/Class D shares                500,000,000
Dreyfus Premier Yield Advantage Fund/Class A shares                100,000,000
Dreyfus Premier Yield Advantage Fund/Class B shares                100,000,000
Dreyfus Premier Yield Advantage Fund/Class P shares                100,000,000
Dreyfus Premier Yield Advantage Fund/Class S shares                100,000,000
Dreyfus Institutional Yield Advantage Fund/Investor shares         500,000,000
Dreyfus Institutional Yield Advantage Fund/Institutional shares    500,000,000
Dreyfus Inflation Adjusted Securities Fund/Investor shares         500,000,000
Dreyfus Inflation Adjusted Securities Fund/Institutional shares    500,000,000
                                                                   -----------
      Total                                                      4,700,000,000


            FIFTH: As hereby reclassified, the total number of shares of stock which the Corporation has authority to issue remains four billion seven hundred million (4,700,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four million seven hundred thousand dollars ($4,700,000), classified as follows:

                                                                      SHARES
                                                                    AUTHORIZED
FUND/CLASS (IF APPLICABLE)

Dreyfus Intermediate Term Income Fund/Investor shares              500,000,000
Dreyfus Intermediate Term Income Fund/Institutional shares         500,000,000
Dreyfus Premier Short Term Income Fund/Class D shares              500,000,000
Dreyfus Premier Short Term Income Fund/Class A shares              100,000,000
Dreyfus Premier Short Term Income Fund/Class B shares              100,000,000
Dreyfus Premier Short Term Income Fund/Class P shares              100,000,000
Dreyfus Premier Yield Advantage Fund/Class D shares                500,000,000
Dreyfus Premier Yield Advantage Fund/Class A shares                100,000,000
Dreyfus Premier Yield Advantage Fund/Class B shares                 50,000,000
Dreyfus Premier Yield Advantage Fund/Class P shares                200,000,000
Dreyfus Premier Yield Advantage Fund/Class S shares                 50,000,000
Dreyfus Institutional Yield Advantage Fund/Investor shares         500,000,000
Dreyfus Institutional Yield Advantage Fund/Institutional shares    500,000,000
Dreyfus Inflation Adjusted Securities Fund/Investor shares         500,000,000
Dreyfus Inflation Adjusted Securities Fund/Institutional shares    500,000,000
                                                                   -----------
      Total                                                      4,700,000,000

            SIXTH: The Board of Directors of the Corporation has reclassified existing authorized and classified shares of the Corporation as set forth above pursuant to authority provided in the Corporation's Charter.


            IN WITNESS WHEREOF, Dreyfus Investment Grade Bond Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President on July ___, 2003, who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                        DREYFUS INVESTMENT GRADE BOND
                                          FUNDS, INC.

                                        By:
                                           -----------------------------------
                                            Mark N. Jacobs
                                            Vice President

WITNESS:


--------------------------------
Michael A. Rosenberg
Secretary